Exhibit 4.6

AMENDED AND RESTATED
RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made as of February 19, 2019 by and among:

1.                                      Cloudminds Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”),

2.                                      the investors listed on Schedule A hereto (each an “Investor” and collectively the “Investors”), and

3.                                      the individuals and holding companies listed on Schedule B hereto (each a “Key Ordinary Holder” and collectively the “Key Ordinary Holders”).

RECITALS

A.                                    Certain Investors, a certain Key Ordinary Holder and the Company entered into an Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of August 23, 2017 (the “Prior Agreement”).

B.                                    Certain Investors and the Company are parties to that certain Series B Preference Share and Warrant Purchase Agreement dated as of February 19, 2019 (the “Series B Purchase Agreement”) relating to the issue and sale of Series B Preference Shares of a par value of US$0.00005 each in the Company (the “Series B Preference Shares,” and together with the Series Seed Preference Shares, Series Seed-1 Preference Shares, Series A Preference Shares and Series A+ Preference Shares of a par value of US$0.00005 each in the Company, the “Preference Shares”) and warrants to purchase Series B Preference Shares (together with that certain warrant to purchase Ordinary Shares, dated as of October 8, 2015, issued to SoftBank Group Capital Limited (formerly known as SoftBank Group International Limited) and transferred to SVF Cloud (Singapore) Pte. Ltd. (“SVF”) on January 9, 2019, each, a “Convertible Security”).  The Company may sell and issue additional Series B Preference Shares (the “Additional Series B Shares”) and Convertible Securities to certain Investors and other investors (the “Additional Series B Investors”) pursuant to the Series B Purchase Agreement.

C.                                    The Series B Purchase Agreement contemplates, among other things, the execution and delivery of this Agreement by the Investors, the Key Ordinary Holders and the Company.

D.                                    The parties hereto, representing all of the parties necessary to amend the Prior Agreement, desire to amend and restate the Prior Agreement by entering into this Agreement on terms and conditions set forth herein, which shall amend, restate, supersede and replace in their entirety the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree to amend and restate the Prior Agreement and in lien of the Prior Agreement accept the rights and be bound by the obligations as follows:

1.                                      Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

1.1                               “Co-Sale Pro Rata Share” of a Holder shall mean the ratio that (i) the sum of the number of Ordinary Shares then held by such Holder which were issued upon exercise and/or conversion of Convertible Securities and Preference Shares plus the number of Ordinary Shares issuable upon exercise and/or conversion of Convertible Securities and Preference Shares then held by such Holder bears to (ii) the sum of the total number of Ordinary Shares then held by all Holders which were issued upon exercise and/or conversion of Convertible Securities and Preference Shares plus the number of Ordinary Shares issuable upon exercise and/or conversion of all outstanding Convertible Securities and Preference Shares then held by all Holders plus the number of Ordinary Shares then held by any Key Ordinary Holder or its Permitted Transferee proposing to sell his or her Shares.

1.2                               “First Refusal Pro Rata Share” of a Holder shall mean the ratio that (i) the sum of the number of Ordinary Shares then held by such Holder which were issued upon exercise and/or conversion of Convertible Securities and Preference Shares plus the number of Ordinary Shares issuable upon exercise and/or conversion of Convertible Securities and Preference Shares then held by such Holder bears to (ii) the sum of the total number of Ordinary Shares then held by all Holders which were issued upon exercise and/or conversion of Convertible Securities and Preference Shares plus the number of Ordinary Shares issuable upon exercise and/or conversion of all outstanding Convertible Securities and Preference Shares then held by all Holders.

1.3                               “Holder” shall mean an investor listed on Schedule A hereto holding Preference Shares as of the date hereof together with any Preference Shares and Convertible Securities sold pursuant to the Series B Purchase Agreement; provided, however, that any such investor shall cease to be considered a Holder for purposes of this Agreement at any time such investor and his, her or its affiliates collectively hold fewer than 20,000,000 Convertible Securities, Preference Shares and Ordinary Shares issued upon exercise and/or conversion of Convertible Securities and Preference Shares (as adjusted for any share combination, share split, share dividend, recapitalization or the like).

1.4                               “Shares” shall mean the ordinary shares of a par value of US$0.00005 each in the Company (the “Ordinary Shares”) now held or hereafter acquired by the Key Ordinary Holders.

2.                                      Right of First Refusal.

2.1                               In the event that any Key Ordinary Holder (a “Transferor”) proposes to sell any Shares, the Transferor shall give the Company and each Holder a written notice not later than sixty (60) days prior to the consummation of such proposed sale (the “Notice”) of the price, terms and conditions of the proposed sale, including the identity of the proposed purchaser of such Shares and a copy of any written proposal, term sheet, letter of intent or other agreement relating to the proposed sale.  The Company shall have twenty (20) days from the date of the Notice to agree to repurchase all or any portion of such Shares, for the price and upon the terms and conditions specified in the Notice, by giving written notice to the Transferor stating therein the quantity of such Shares to be repurchased.  In the event of a conflict between this Agreement and any other agreement between or among the Transferor and the Company (other than the memorandum and articles of association of the Company) that contains an independent right in favor of the Company to acquire or repurchase the Shares, the Company and the Transferor acknowledge and agree that the terms of this Agreement shall control and compliance with this Section 2.1 shall be deemed to be compliance with such independent right.

2.2                               If the Company does not exercise its right of first refusal with respect to all of the Shares that the Transferor proposed to sell in the Notice, each Holder shall have twenty (20) days from the date of the Notice to agree to purchase all of such Holder’s First Refusal Pro Rata Share of such Shares, for the price and upon the terms and conditions specified in the Notice, by giving written notice to the Transferor stating therein the quantity of such Shares to be purchased.  If any Holder fails to agree to purchase its full First Refusal Pro Rata Share within such twenty (20) day period, the Transferor selling such Shares will give the Holders who did so agree (the “Electing Holders”) notice (the “Second Notice”) of the number of Shares which were not subscribed for.  The Electing Holders shall have ten (10) days from the date of the Second Notice to agree to purchase their respective First Refusal Pro Rata Share of all or any part of the Shares not subscribed for by such other Holders by giving written notice to the Transferor.  For purposes of the second election under this Section 2.2, securities held by Holders other than Electing Holders shall be excluded from Section 1.2 for the purpose of calculating an Electing Holder’s “First Refusal Pro Rata Share.”  In the event any Holder timely elects to acquire any of the Shares proposed to be sold by the Transferor as specified in the Notice, settlement thereof shall be made in cash within thirty-five (35) days after the date of the Notice; provided that if the terms of payment set forth in the Notice are other than cash against delivery, such Holder shall pay for such Shares on the same terms and conditions set forth in the Notice.

2.3                               Subject to the provisions of Section 3, in the event that Holders fail to exercise in full the right of first refusal within said twenty (20) day period plus the ten (10) day period specified above (collectively, the “Notice Period”), the Transferor shall have sixty (60) days thereafter to sell the Shares not elected to be purchased at the price and upon the terms and conditions no more favorable to the purchasers of such Shares than specified in the Notice, it being understood and agreed that (i) any such sale shall be subject to the other terms and restrictions of this Agreement, including without limitation the terms and restrictions set forth in Section 3, and (ii) any future proposed sale by the Transferor shall remain subject to the terms and conditions of this Agreement, including this Section 2.  In the event the Transferor has not sold the Shares within said sixty (60) day period, the Transferor shall not thereafter sell any Shares without first offering such Shares to the Company and the Holders in the manner provided in this Section 2.

3.                                      Co-Sale Right.

3.1                               Notwithstanding anything to the contrary set forth in Section 2.3, the Transferor may not sell any Shares which have not been elected to be purchased by the Company or the Holders pursuant to Section 2 until each of the Holders shall have been given the opportunity, exercisable within twenty (20) days from the date of the Notice, to sell to the proposed purchaser or purchasers, upon the same terms and conditions offered to the Transferor up to such Holder’s Co-Sale Pro Rata Share of the Shares proposed to be sold.  To the extent one or more Holders exercise such co-sale right in accordance with the terms and conditions of this Section 3, the number of Shares that the Transferor may sell pursuant to the Notice shall be correspondingly reduced.

3.2                               Holders who fail to notify the Transferor within twenty (20) days after the Notice shall be deemed to have waived their rights under this Section 3.  Any sale made pursuant to this Section 3 shall be consummated within sixty (60) days of the end of the Notice Period and shall be conditioned upon the agreement of the proposed purchaser or purchasers that such proposed purchaser or purchasers will purchase from each Holder timely electing to participate in such sale pursuant to this Section 3, such Holder’s Co-Sale Pro Rata Share of the Shares proposed to be sold.

3.3                               Each Holder shall effect its participation in the sale by delivering to the Transferor for transfer to the prospective purchaser, no later than fifteen (15) days after such Holder’s exercise of his, her or its rights under this Section 3, duly executed instrument(s) of transfer and one or more certificates, and shall deliver copies of such materials to the Company, which represent:

(i)                                     the number of Ordinary Shares which such Holder elects to sell; or

(ii)                                  that number of Preference Shares that is at such time convertible into the number of Ordinary Shares that such Holder elects to sell; provided, however, that if the prospective purchaser objects to the sale of Preference Shares in lieu of Ordinary Shares, such Holder shall convert such Preference Shares into Ordinary Shares and sell Ordinary Shares as provided above.  The Company agrees to make any such conversion concurrent with and contingent upon the actual sale of such shares to the proposed purchaser (and to make entries in its register of members accordingly).

3.4                               The duly executed instrument(s) of transfer and share certificate or certificates that the Holder delivers to the Transferor and the Company pursuant to Section 3.3 shall be transferred to the prospective purchaser upon consummation of the sale of the Shares pursuant to the terms and conditions specified in the Notice, the Transferor shall concurrently therewith remit to such Holder that portion of the sale proceeds to which such Holder is entitled by reason of its participation in such sale, and the Company shall instruct its registered office to update the Company’s register of members.  To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from a Holder exercising its rights of co-sale hereunder, the Transferor shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, the Transferor shall purchase such shares or other securities from such Holder on the same terms and conditions (including the proposed purchase price) as set forth in the Notice.

3.5                               The parties hereby agree that the terms and conditions of any co-sale by a Holder pursuant to this Section 3 will be memorialized in, and governed by, the same written purchase and sale agreement pursuant to which the Transferor sells Shares to the proposed purchaser or purchasers or a substantially identical agreement as a condition precedent to any sale or other transfer by the Transferor pursuant to this Section 3.

4.                                      Exempt Transfers.

4.1                               The restrictions set forth in Sections 2 and 3 shall not apply in the following cases:

(a)                                 A Key Ordinary Holder may sell any Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company;

(b)                                 A Key Ordinary Holder may sell or transfer any Shares in connection with the consolidation or merger of the Company with or into any other business entity pursuant to which shareholders of the Company prior to such consolidation or merger hold less than 50% of the voting equity of the surviving or resulting entity;

(c)                                  A Key Ordinary Holder may transfer without consideration any Shares to its partners or other equity holders; and

(d)                                 A Key Ordinary Holder may transfer any Shares for bona fide estate planning purposes;

provided, that in the case of Section 4.1(c), such Key Ordinary Holder shall deliver prior written notice to the Holders of such transfer and all Shares shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such transfer deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement (but only with respect to the securities so transferred to the transferee), including the obligations of such Key Ordinary Holder with respect to proposed further transfers of any Shares pursuant to Sections 2 and 3.

5.                                      Prohibited Transfers.

5.1                               Any Prohibited Transfer (as defined below) shall be null and void ab initio, shall not be recorded in the register of members of the Company and shall not be recognized by the Company.  Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate.  Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of shares not made in strict compliance with this Agreement) without the necessity of posting bond or proving that actual damages have been incurred.  In the event any Key Ordinary Holder should sell any Shares in contravention of the co-sale rights of the Holders under this Agreement (a “Prohibited Transfer”), the Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Key Ordinary Holder shall be bound by the applicable provisions of such put option.

5.2                               If any Key Ordinary Holder becomes obligated to sell any transfer Shares to the Company or any Holder under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company and/or such Holder may, at its option, in addition to all other remedies it may have, send to such Key Ordinary Holder the purchase price for such Shares as is herein specified and transfer to the name of the Company or such Holder (or request that the Company effect such transfer in the name of a Holder) the Shares to be sold.

5.3                               In the event of a Prohibited Transfer, each Holder shall have the right to sell to such Key Ordinary Holder, and such Key Ordinary Holder shall be obligated to purchase from such Holder, the number of Ordinary Shares equal to the number of shares such Holder would have been entitled to transfer to the purchaser in the Prohibited Transfer under Section 3 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof.  Such sale shall be made on the following terms and conditions:

(a)                                 The price per share at which the shares are to be sold to such Key Ordinary Holder shall be equal to the price per share paid to such Key Ordinary Holder in the Prohibited Transfer.

(b)                                 Within ninety (90) days after the later of the dates on which a Holder (i) receives notice of the Prohibited Transfer or (ii) otherwise becomes aware of the Prohibited Transfer, each Holder shall, if exercising the put option created hereby, deliver to such Key Ordinary Holder duly executed instrument(s) of transfer and the certificate or certificates representing that number of Ordinary Shares to be sold, or, at the Holder’s option, a certificate or certificates representing that number of Preference Shares that is at such time convertible into the number of Ordinary Shares to be sold.

(c)                                  Such Key Ordinary Holder shall, upon receipt of the duly executed instrument(s) of transfer and certificate or certificates for the shares to be sold by a Holder pursuant to this Section 5.2, pay the aggregate purchase price therefor, as specified in Section 5.2(a), in cash or by other means acceptable to the Holder.  Such Key Ordinary Holder shall also reimburse the Holder for any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise of such Holder’s rights hereunder.

5.4                               Indirect Transfers.

(a)                                 Without limiting any other provision of this Agreement, each Key Ordinary Holder acknowledges and agrees that such Key Ordinary Holder shall not transfer any Shares held by such Key Ordinary Holder, except by way of a direct transfer of securities of the Company in accordance with and subject to the provisions of this Agreement and all other applicable agreements to which the Company and such Key Ordinary Holder is a party.

(b)                                 Each Key Ordinary Holder agrees that such Key Ordinary Holder shall not attempt to avoid the provisions of this Agreement through the creation of additional intermediate entities or other restructuring of such Key Ordinary Holder’s investment in the Company.

6.                                      Changes in Share.  If, from time to time during the term of this Agreement,

6.1                               there is a dividend of any security, share split or other change in the character or amount of any of the outstanding securities of the Company, or

6.2                               there is any consolidation or merger immediately following which shareholders of the Company hold more than 50% of the voting equity securities of the surviving corporation, then, in such event, any and all new, substituted or additional securities or other property to which any Key Ordinary Holder is entitled by reason of its ownership of the Shares shall be immediately subject to the provisions of this Agreement and be included in the meaning of the term “Shares” for all purposes of this Agreement with the same force and effect as the Shares presently subject to this Agreement.

7.                                      Legends.  All certificates of the Key Ordinary Holders representing any Shares subject to the provisions of this Agreement and the register of members of the Company shall have endorsed thereon a legend to substantially the following effect:

“THE RIGHT TO SELL THE SHARES [REPRESENTED BY THIS CERTIFICATE] [REFLECTED ON THIS REGISTER OF MEMBERS] IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, CERTAIN RESTRICTIONS WHICH INCLUDE RIGHT OF FIRST REFUSAL AND CO-SALE RESTRICTIONS ON THE SALE OF THE SHARES, SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, A COPY OF WHICH IS ON FILE AT THE CORPORATION’S PRINCIPAL PLACE OF BUSINESS.”

At any time at which any Shares are no longer subject to this Agreement, any holder of a certificate representing such Shares may surrender such certificate to the Company for removal of such legend, and the Company shall duly issue a new certificate in replacement thereof without such legend.

8.                                      Transfer of Share.  The Company shall not, without the approval of Holders holding a majority of the sum of the number of outstanding Ordinary Shares then held by all Holders which were issued upon exercise and/or conversion of Convertible Securities and Preference Shares plus the number of Ordinary Shares issuable upon exercise and/or conversion of all outstanding Convertible Securities and Preference Shares then held by all Holders, which majority must include SVF:  (i) permit any transfer on its books of any Shares which shall have been sold in violation of any of the provisions set forth in this Agreement or (ii) treat as the owner of such Shares, or accord the right to vote as an owner or pay dividends to any transferee to whom such Shares shall have been sold in violation of any of the provisions set forth in this Agreement.

9.                                      Termination.  This Agreement shall terminate upon the earlier to occur of:

9.1                               an agreement in writing signed by (i) the Company and (ii) Holders holding a majority of the sum of the number of outstanding Ordinary Shares then held by all Holders which were issued upon exercise and/or conversion of Convertible Securities and Preference Shares plus the number of Ordinary Shares issuable upon exercise and/or conversion of all outstanding Convertible Securities and Preference Shares then held by all Holders, which majority must include SVF;

9.2                               the closing date of the initial underwritten public offering of the Company’s securities on the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ Global Market, or any other stock exchange in a jurisdiction approved by the Board including the directors elected by SVF (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its share option, share purchase or similar plan or a SEC Rule 145 transaction);

9.3                               at such time as the Company is required to file reports pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, as amended;

9.4                               the sale of all or substantially all of the assets of the Company or the consolidation or merger of the Company with or into any other business entity pursuant to which shareholders of the Company prior to such consolidation or merger hold less than 50% of the voting equity of the surviving or resulting entity;

9.5                               the liquidation, dissolution or winding up of the business operations of the Company; and

9.6                               the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.

10.                               Successors Bound.  Any successor or permitted assignee of a Key Ordinary Holder, including any prospective transferee who purchases any Shares in accordance with the terms hereof, shall deliver to the Company and the Holders, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm its agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

11.                               Amendment and Waiver.  Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Key Ordinary Holders and the holders of a majority of the sum of the number of outstanding Ordinary Shares then held by all Holders which were issued upon exercise and/or conversion of Convertible Securities and Preference Shares plus the number of Ordinary Shares issuable upon exercise and/or conversion of all outstanding Convertible Securities and Preference Shares then held by all Holders, which majority must include SVF.  Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the Company, each Holder, each Key Ordinary Holder and each holder of Preference Shares and Ordinary Shares issued upon conversion thereof to whom the rights under this Agreement have been assigned.

12.                                                                               Additional Series B Investors and Convertible Security Holders.  Upon the sale of Additional Series B Shares to Additional Series B Investors in accordance with the Series B Purchase Agreement, the Company, without prior action on the part of any Investor, shall require each Additional Series B Investor to execute and deliver this Agreement.  Each such Additional Series B Investor, upon execution and delivery of this Agreement by the Company and such Additional Series B Investor, shall be deemed an Investor hereunder and Schedule A shall be updated to reflect the same.

13.                               Future Key Ordinary Holders.  If, after the date hereof, the Company issues Ordinary Shares to any employee or consultant, whether directly or upon the conversion or exercise of any outstanding options, warrants or other rights convertible into or exercisable for Ordinary Shares, who will after such issuance would hold (taking into account all Ordinary Shares, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding share capital, the Company shall, as a condition to such issuance, require such employee or consultant to be bound by, and subject to, all the terms and provisions of this Agreement as such terms are applicable to the Key Ordinary Holders.

14.                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including transferees of any Shares).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

15.                               Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Santa Clara County, California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

16.                               Specific Performance.  Each party hereto agrees that its obligations hereunder are necessary and reasonable in order to protect the other parties to this Agreement, and each party expressly agrees and understands that monetary damages would inadequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages or posting bond.  Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

17.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.                               Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or when sent by electronic mail to the address set forth below if sent between 8:00 am and 5:00 pm recipient’s local time on a business day, or on the next business day if sent by electronic mail other than between 8:00 am and 5:00 pm recipient’s local time; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile or electronic mail shall promptly attempt to confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or electronic mail pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given below, or designate additional addresses, for purposes of this Section 18 by giving the other party written notice of the new address in the manner set forth above.

19.                               Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

20.                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

21.                               Ownership.  Each Key Ordinary Holder represents and warrants that it is the sole legal and beneficial owner of the Shares registered under its name subject to this Agreement and that no other person or entity has any interest in such Shares.

22.                               Aggregation of Shares.  All ordinary shares or preference shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such affiliated persons may apportion such rights among themselves in any manner they deem appropriate.  For the avoidance of doubt, SoftBank Vision Fund L.P., a limited partnership formed under the laws of Jersey, SoftBank Group Corp. and all persons or entities controlling, controlled by or under common control with either SoftBank Vision Fund L.P. or SoftBank Group Corp. shall be deemed to be affiliates of each other.

23.                               Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

*                                         *                                         *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

CLOUDMINDS INC.

By:	/s/ William Xiao-Qing Huang
Name: William Xiao-Qing Huang
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KEY ORDINARY HOLDER:

WILLIAM XIAO-QING HUANG

By:	/s/ William Xiao-Qing Huang
Name: William Xiao-Qing Huang

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KEY ORDINARY HOLDER:

THE 2000 HUANG FAMILY LIMITED PARTNERSHIP

By:	/s/ William Xiao-Qing Huang
Name: William Xiao-Qing Huang
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KEY ORDINARY HOLDER:

WATERS FAMILY HOLDING LIMITED

By:	/s/ Haitao Jiang
Name: Haitao Jiang
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KEY ORDINARY HOLDER:

MONT VISE FAMILY HOLDING LIMITED

By:	/s/ Bing Wang
Name: Wang Bing
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KEY ORDINARY HOLDER:

HUAGUANG HOLDING LIMITED

By:	/s/ Guanghua Yang
Name: Guanghua Yang
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KEY ORDINARY HOLDER:

ROBERT&YA LLC

By:	/s/ Zhangliang Tang
Name: Zhangliang Tang
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

KIT Mobility Limited

By:	/s/ Wenbiao Li
Name: Wenbiao Li
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Keytone Ventures II, L.P.
a Cayman Islands exempted limited partnership

By: Keytone Capital Partners II, L.P.,
a Cayman Islands exempted limited partnership
Its: General Partner

By: Keytone Investment Group II, Ltd.,
a Cayman Islands exempted company

By:	/s/ Joe Zhou
Name: Joe Zhou
Title:Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Launcher International Holdings Co. Ltd.

By:	/s/ Kei, Shun Yan
Name: Kei, Shun Yan
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Anji Boye Investment Partnership (Limited Partnership)

By:	/s/ Tian Luo
Name: Tian Luo
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

SVF Cloud (Singapore) Pte. Ltd.

By:	/s/ Martin Joseph Oregan
Name: Martin Joseph Oregan
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

CHINALIFE NOVA INVESTMENTS

By:	/s/ Haochuan Zhang
Name: Haochuan Zhang
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

LISHUI BOAN INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Tian Luo
Name: Tian Luo
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

GEMDALE (GROUP) CORPORATION LIMITED

By:	/s/ Chuanjun Wei
Name: Chuanjun Wei
Title: Authorized Signatory

SCHEDULE A

SCHEDULE OF INVESTORS

Investors Name

KIT Mobility Limited

Keytone Ventures II, L.P.

Launcher International Holdings Co. Ltd.

Anji Boye Investment Partnership (Limited Partnership)

SVF Cloud (Singapore) Pte. Ltd.

Chinalife Nova Investments

Lishui Boan Investment Partnership (Limited Partnership)

Gemdale (Group) Corporation Limited

SCHEDULE B

SCHEDULE OF OTHER KEY ORDINARY HOLDERS

Key Ordinary Holders Name

William Xiao-Qing Huang

The 2000 Huang Family Limited Partnership

Mont Vise Family Holding Limited

HuaGuang Holding Limited

Waters Family Holding Limited

Robert&Ya LLC

AMENDMENT NO. 1

TO

AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Amendment No. 1 to Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Amendment”), dated as of June 28, 2019, is by and among Cloudminds Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), the investors listed on Schedule A hereto (the “Investors”), and the individuals and holding companies listed on Schedule B hereto (each a “Key Ordinary Holder” and collectively the “Key Ordinary Holders”).

R E C I T A L S

WHEREAS, the Company and certain of the Investors have entered into that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of February 19, 2019 (the “Agreement”);

WHEREAS, the Company, the Investors and the Key Ordinary Holders wish to amend the Agreement as provided herein; and

WHEREAS, Section 11 of the Agreement provides that any provision of the Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Key Ordinary Holders (as such term is defined in the Agreement) and the holders of a majority of the sum of the number of outstanding Ordinary Shares then held by all Holders which were issued upon exercise and/or conversion of Convertible Securities and Preference Shares plus the number of Ordinary Shares issuable upon exercise and/or conversion of all outstanding Convertible Securities and Preference Shares then held by all Holders, which majority must include SVF (collectively, the “Requisite Holders”).

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Company, the undersigned Investors and the undersigned Key Ordinary Holders constituting the Requisite Holders hereby agree to amend the Agreement as follows:

A M E N D M E N T

1.                                      Definitions; References; Interpretation.  Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.  Each reference to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” with respect to the Agreement and each other similar reference contained in the Agreement shall refer to the Agreement, as amended hereby.

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2.                                      Paragraph B of Recitals.  Paragraph B of Recitals is hereby amended by replacing “US$0.00005” with “US$0.0001”, and replacing “Ordinary Shares” with “Class A Ordinary Shares”.

3.                                      Section 1.3.  Section 1.3 of the Agreement is hereby amended by replacing “20,000,000” with “10,000,000”, and replacing “Ordinary Shares” with “Class A Ordinary Shares”.

4.                                      Terms of the Agreement.  Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect unamended.

5.                                      Governing Law.  This Amendment shall be governed by and construed under the laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

6.                                      Counterparts.  This Amendment may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

7.                                      Entire Agreement.  This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof.  All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

COMPANY:

CLOUDMINDS INC.

By:	/s/ William Xiao-Qing Huang
Name: William Xiao-Qing Huang
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

KEY ORDINARY HOLDER:

WILLIAM XIAO-QING HUANG

By:	/s/ William Xiao-Qing Huang
Name: William Xiao-Qing Huang

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

KEY ORDINARY HOLDER:

THE 2000 HUANG FAMILY LIMITED PARTNERSHIP

By:	/s/ William Xiao-Qing Huang
Name: William Xiao-Qing Huang
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

KEY ORDINARY HOLDER:

MONT VISE FAMILY HOLDING LIMITED

By:	/s/ Bing Wang
Name: Wang Bing
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

KEY ORDINARY HOLDER:

HUAGUANG HOLDING LIMITED

By:	/s/ Guanghua Yang
Name: Guanghua Yang
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

KEY ORDINARY HOLDER:

WATERS FAMILY HOLDING LIMITED

By:	/s/ Haitao Jiang
Name: Haitao Jiang
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

KEY ORDINARY HOLDER:

ROBERT&YA LLC

By:	/s/ Zhangliang Tang
Name: Zhangliang Tang
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

KIT Mobility Limited

By:	/s/ Wenbiao Li
Name: Wenbiao Li
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

Keytone Ventures II, L.P.
a Cayman Islands exempted limited partnership

By: Keytone Capital Partners II, L.P.,
a Cayman Islands exempted limited partnership
Its: General Partner

By: Keytone Investment Group II, Ltd.,
a Cayman Islands exempted company

By:	/s/ Joe Zhou
Name: Joe Zhou
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

Launcher International Holdings Co. Ltd.

By:	/s/ Kei, Shun Yan
Name: Kei, Shun Yan
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

Anji Boye Investment Partnership (Limited Partnership)

By:	/s/ Tian Luo
Name: Tian Luo
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

SVF Cloud (Singapore) Pte. Ltd.

By:	/s/ Martin Joseph Oregan
Name: Martin Joseph Oregan
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

Lishui Boan Investment Partnership (Limited Partnership)

By:	/s/ Tian Luo
Name: Tian Luo
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

Lishui Bojiang Furui Investment Fund Partnership (Limited Partnership)

By:	/s/ Tian Luo
Name: Tian Luo
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

INVESTOR:

Lishui Bojiang Chuangrui Investment Fund Partnership (Limited Partnership)

By:	/s/ Tian Luo
Name: Tian Luo
Title: Authorized Signatory

SCHEDULE A

SCHEDULE OF INVESTORS

Investors Name

KIT Mobility Limited

Keytone Ventures II, L.P.

Launcher International Holdings Co. Ltd.

Anji Boye Investment Partnership (Limited Partnership)

SVF Cloud (Singapore) Pte. Ltd.

Lishui Boan Investment Partnership (Limited Partnership)

Lishui Bojiang Furui Investment Fund Partnership (Limited Partnership)

Lishui Bojiang Chuangrui Investment Fund Partnership (Limited Partnership)

SCHEDULE B

SCHEDULE OF OTHER KEY ORDINARY HOLDERS

Key Ordinary Holders Name

William Xiao-Qing Huang

The 2000 Huang Family Limited Partnership

Mont Vise Family Holding Limited

HuaGuang Holding Limited

Waters Family Holding Limited

Robert&Ya LLC